CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 7


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, post-effective amendment no. 5, of our report dated August 6, 1999 relating to the financial statements of WNC Housing Tax Credit Fund VI, L.P., Series 7, which is contained in that Prospectus.





                                                              BDO SEIDMAN, LLP

Orange County, California
November 2, 2000


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 8


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-11, post effective amendment no. 5, of our report dated October 25, 2000 relating to the financial statements of WNC
Housing Tax Credit Fund VI, L.P., Series 8, which is contained in that Prospectus, and our report dated October 20, 2000 relating to the consolidated balance sheets of WNC & Associates, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                BDO SEIDMAN, LLP


Orange County, California

November 2, 2000